Exhibit 99.1

For more information, contact:

Steven D. Schwartz, Vice President-Investor Relations
(515) 273-3763, sschwartz@american-equity.com

FOR IMMEDIATE RELEASE
May 5, 2021
American Equity Reports First Quarter 2021 Results
Company Highlights
•First quarter 2021 net income available to common stockholders of $271.8 million or $2.82 per diluted common share compared to $236.3 million, or $2.57 per diluted common share, for the first quarter of 2020
•First quarter 2021 non-GAAP operating income1 available to common stockholders of $41.4 million or $0.43 per diluted common share compared to $154.1 million, or $1.67 per diluted common share, for the first quarter of 2020
•First quarter 2020 results reflected one notable item2, a tax-benefit due to the enactment of the CARES Act of $31 million, or $0.33 per diluted common share; No notable items2 for first quarter 2021
•Book value per common share of $54.76 at March 31, 2021; Book value per share excluding accumulated other comprehensive income and the net impact of accounting for fair value of derivatives and embedded derivatives of $39.00 and $34.81, respectively
•First quarter 2021 annuity sales of $2.4 billion – All-time record for the company
•Policyholder funds under management of $55.8 billion
WEST DES MOINES, Iowa (May 5, 2021) - American Equity Investment Life Holding Company (NYSE: AEL), a leading issuer of fixed index annuities (FIAs) today reported first quarter 2021 net income available to common stockholders of $271.8 million, or $2.82 per diluted common share, compared to net income available to common stockholders of $236.3 million, or $2.57 per diluted common share, for first quarter 2020.
Non-GAAP operating income1 available to common stockholders for the first quarter 2021 was $41.4 million, or $0.43 per diluted common share, compared to non-GAAP operating income1 available to common stockholders of $154.1 million, or $1.67 per diluted common share, for first quarter 2020. On a trailing twelve-month basis, non-GAAP operating return1 on average common stockholders' equity excluding average AOCI1 was (1.3)% based on reported results and 8.5% excluding the impact of notable items2.
The year-over-year decrease in quarterly non-GAAP operating income1 available to common stockholders excluding notable items2 was primarily attributable to lower investment spread income, an increase in other operating costs and expenses, and increases in the amortization of deferred sales inducements and deferred policy acquisition costs. Actual versus modeled expectations in the quarter negatively affected amortization of deferred policy acquisition and sales inducement costs by $5 million and added to the increase in the liability for future policy benefits to be paid for lifetime income benefit riders (LIBRs) by $11 million. Year-over-year, amortization of deferred policy acquisition and sales inducement costs increased $22 million and the change in liability for future policy benefits to be paid for LIBR increased by $3 million.
Other operating costs and expenses increased to $56 million from $44 million in the first quarter of 2020 reflecting costs associated with upgrading of capabilities and migration to our new business model.
INVESTMENT SPREAD DECREASES SEQUENTIALLY AS CASH INCREASES FOR REINSURANCE DEALS
American Equity’s investment spread was 2.00% for the first quarter of 2021 compared to 2.25% for the fourth quarter of 2020 and 2.64% for the first quarter of 2020. On a sequential basis, the average yield on invested assets decreased by 30 basis points while the cost of money fell by 5 basis points. Adjusted investment spread excluding non-trendable items3 declined to 1.87% in the first quarter of 2021 from 2.13% in the fourth quarter of 2020.
Average yield on invested assets was 3.58% in the first quarter of 2021 compared to 3.88% in the fourth quarter of 2020. The decrease in investment yield was primarily driven by retention of a higher level of liquidity in the investment portfolios of the life insurance companies. The average adjusted yield on invested assets excluding non-trendable items3 was 3.47% in the first quarter of 2021 compared to 3.77% in the fourth quarter of 2020.
The aggregate cost of money for annuity liabilities of 1.58% in the first quarter of 2021 was down 5 basis points from 1.63% in the fourth quarter of 2020. The cost of money in the first quarter of 2021 was positively affected by 2 basis points of over-hedging of index-linked credits compared to 1 basis point of hedge gain in the fourth quarter of 2020.
Commenting on investment spread, Anant Bhalla, Chief Executive Officer, said: "The decrease in average yield on investment assets was primarily attributable to a 34-basis point reduction from interest foregone due to an increase in the amount of cash held in the life insurance company portfolios in the quarter. Cash and short-term investments in the quarter averaged $8.6 billion in the first quarter of 2021 compared to $4.4 billion in the fourth quarter of 2020. De-risking a portion of the public structured assets portfolio in the fourth quarter of 2020 resulted in higher cash balances at a time when the 10-year U.S. treasury rate was under 1%. Recent deployments of cash have been into assets at higher yields. In the first quarter, we purchased around $1.1 billion of new assets at a yield of approximately 4% and in April purchased another approximately $1.0 billion at a yield of approximately 3.4%.
Bhalla continued: "In advance of expected closing on previously announced reinsurance transactions and ramping our investing into new target asset allocations over the rest of 2021, we continued to accumulate substantial liquidity in the investment portfolio this quarter as we built up additional cash due to record sales and existing portfolio maturities. Excluding cash and invested assets to be utilized as part of both the transactions and redeployment strategies, we estimate the current point-in-time yield on the investment portfolio would be roughly 4%."

POLICYHOLDER FUNDS UNDER MANAGEMENT INCREASE 3.2% ON $2.4 BILLION OF SALES

Policyholder funds under management at March 31, 2021 were $55.8 billion, a $1.8 billion, or 3.2% increase from December 31, 2020. First quarter gross sales were $2,435 million, representing an increase of 245% from the first quarter 2020 sales level. On a sequential basis, gross sales increased 32%. Compared to the fourth quarter of 2020, gross sales at American Equity Life increased 46% while Eagle Life sales rose 19%.

Commenting on sales, Bhalla stated: "In the first quarter, we reported all-time record sales of $2.4 billion. We believe this is an early indication of the future high-growth potential from AEL's Go-to-Market franchise.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “expect, “target”, “hope”, “intend”, “intent”, or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
CONFERENCE CALL
American Equity will hold a conference call to discuss first quarter 2021 earnings on Thursday, May 6, at 10:00 a.m. CT. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the internet may do so at www.american-equity.com.
The call may also be accessed by telephone at 855-865-0606, passcode 6756942 (international callers, please dial 704-859-4382). An audio replay will be available shortly after the call on American Equity's website. An audio replay will also be available via telephone through May 13, 2021 at 855-859-2056, passcode 6756942 (international callers will need to dial 404-537-3406).
ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned subsidiaries, is a leading issuer of fixed index annuities through independent agents, banks and broker-dealers. American Equity Investment Life Holding Company, a New York Stock Exchange listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa. For more information, please visit www.american-equity.com.
1    Use of non-GAAP financial measures is discussed in this release in the tables that follow the text of the release.
2    Notable items, as and when applicable, appear on page 5 of our March 31, 2021 financial supplement
3    Non-trendable items are the impact of investment yield – additional prepayment income and cost of money effect of over (under) hedging as shown in our March 31, 2021 financial supplement on page 11, “Spread Results”.
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American Equity Investment Life Holding Company
Unaudited (Dollars in thousands, except per share data)

Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020
Revenues:
Premiums and other considerations	$13,213	$7,664
Annuity product charges	60,082	59,549
Net investment income	497,190	573,318
Change in fair value of derivatives	396,305	(941,874)
Net realized losses on investments	(4,583)	(20,336)
Loss on extinguishment of debt	—	(2,024)
Total revenues	962,207	(323,703)

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	16,424	10,072
Interest sensitive and index product benefits	476,595	400,219
Amortization of deferred sales inducements	122,975	73,591
Change in fair value of embedded derivatives	(282,413)	(1,250,061)
Interest expense on notes payable	6,393	6,385
Interest expense on subordinated debentures	1,326	1,588
Amortization of deferred policy acquisition costs	203,823	120,702
Other operating costs and expenses	55,865	43,626
Total benefits and expenses	600,988	(593,878)
Income before income taxes	361,219	270,175
Income tax expense	78,535	27,228
Net income	282,684	242,947
Less: Preferred stock dividends	10,919	6,611
Net income available to common stockholders	$271,765	$236,336

Earnings per common share	$2.84	$2.58
Earnings per common share - assuming dilution	$2.82	$2.57

Weighted average common shares outstanding (in thousands):
Earnings per common share	95,735	91,644
Earnings per common share - assuming dilution	96,216	92,021

American Equity Investment Life Holding Company
Unaudited (Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
In addition to net income available to common stockholders, we have consistently utilized non-GAAP operating income available to common stockholders and non-GAAP operating income available to common stockholders per common share - assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Non-GAAP operating income available to common stockholders equals net income available to common stockholders adjusted to eliminate the impact of items that fluctuate from quarter to quarter in a manner unrelated to core operations, and we believe measures excluding their impact are useful in analyzing operating trends. The most significant adjustments to arrive at non-GAAP operating income available to common stockholders eliminate the impact of fair value accounting for our fixed index annuity business. These adjustments are not economic in nature but rather impact the timing of reported results. We believe the combined presentation and evaluation of non-GAAP operating income available to common stockholders together with net income available to common stockholders provides information that may enhance an investor’s understanding of our underlying results and profitability.
Reconciliation from Net Income Available to Common Stockholders to Non-GAAP Operating Income Available to Common Stockholders and Non-GAAP Operating Income Available to Common Stockholders, Excluding Notable Items

	Three Months Ended March 31,
	2021	2020
Net income available to common stockholders	$271,765	$236,336
Adjustments to arrive at non-GAAP operating income available to common stockholders: (a)
Net realized gains/losses on financial assets, including credit losses	3,516	16,349
Change in fair value of derivatives and embedded derivatives - fixed index annuities	(297,634)	(120,454)
Change in fair value of derivatives - interest rate caps and swap	—	(848)
Income taxes	63,794	22,702
Non-GAAP operating income available to common stockholders	41,441	154,085
Impact of notable items (b)	—	(30,778)
Non-GAAP operating income available to common stockholders, excluding notable items	$41,441	$123,307

Per common share - assuming dilution:
Net income available to common stockholders	$2.82	$2.57
Adjustments to arrive at non-GAAP operating income available to common stockholders:
Net realized gains/losses on financial assets, including credit losses	0.04	0.17
Change in fair value of derivatives and embedded derivatives - fixed index annuities	(3.09)	(1.31)
Change in fair value of derivatives - interest rate caps and swap	—	(0.01)
Income taxes	0.66	0.25
Non-GAAP operating income available to common stockholders	0.43	1.67
Impact of notable items	—	(0.33)
Non-GAAP operating income available to common stockholders, excluding notable items	$0.43	$1.34
Notable Items

	Three Months Ended March 31,
	2021	2020
Notable items impacting Non-GAAP operating income available to common stockholders:
Tax benefit related to the CARES Act	$—	$(30,778)
Total notable items (b)	$—	$(30,778)
(a)Adjustments to net income available to common stockholders to arrive at non-GAAP operating income available to common stockholders are presented net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs where applicable.
(b)Notable items reflect the after-tax impact to non-GAAP operating income available to common stockholders for certain items that do not reflect the company's expected ongoing operations. Notable items include the impact from actuarial assumption updates, certain initial uncapitalized costs to establish the AEL 2.0 strategy, and initial non-deferred impacts related to reinsurance transactions. The presentation of notable items is intended to help investors better understand our results and to evaluate and forecast those results.

American Equity Investment Life Holding Company
Unaudited (Dollars in thousands, except share and per share data)
Book Value per Common Share

Q1 2021
Total stockholders’ equity	$5,928,760
Equity available to preferred stockholders (a)	(700,000)
Total common stockholders' equity (b)	5,228,760
Accumulated other comprehensive income	(1,505,260)
Total common stockholders’ equity excluding AOCI (b)	3,723,500
Net impact of fair value accounting for derivatives and embedded derivatives	(399,538)
Total common stockholders’ equity excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives (b)	$3,323,962

Common shares outstanding	95,482,733

Book Value per Common Share: (c)
Book value per common share	$54.76
Book value per common share excluding AOCI (b)	$39.00
Book value per common share excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives (b)	$34.81
(a)Equity available to preferred stockholders is equal to the redemption value of outstanding preferred stock plus share dividends declared but not yet issued.
(b)Total common stockholders' equity, total common stockholders' equity excluding AOCI and total common stockholders' equity excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives, non-GAAP financial measures, exclude equity available to preferred stockholders. Total common stockholders’ equity and book value per common share excluding AOCI, non-GAAP financial measures, are based on common stockholders’ equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale securities, we believe these non-GAAP financial measures provide useful supplemental information. Total common stockholders' equity and book value per common share excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives, non-GAAP financial measures, are based on common stockholders' equity excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives. Since the net impact of fair value accounting for our derivatives and embedded derivatives fluctuates from quarter to quarter and the most significant impacts relate to fair value accounting for our fixed index annuity business and are not economic in nature but rather impact the timing of reported results, we believe these non-GAAP financial measures provide useful supplemental information.
(c)Book value per common share including and excluding AOCI and book value per common share excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives are calculated as total common stockholders’ equity, total common stockholders’ equity excluding AOCI and total common stockholders' equity excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives divided by the total number of shares of common stock outstanding.

American Equity Investment Life Holding Company
Unaudited (Dollars in thousands)

NON-GAAP FINANCIAL MEASURES
Average Common Stockholders' Equity and Return on Average Common Stockholders' Equity
Return on average common stockholders' equity measures how efficiently we generate profits from the resources provided by our net assets.  Return on average common stockholders' equity and non-GAAP operating return on average common stockholders' equity are calculated by dividing net income available to common stockholders and non-GAAP operating income (loss) available to common stockholders, respectively, for the trailing twelve months by average total stockholders' equity excluding average equity available to preferred stockholders and average accumulated other comprehensive income (AOCI). We exclude AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments.

Twelve Months Ended
March 31, 2021
Average Common Stockholders' Equity Excluding Average AOCI
Average total stockholders' equity	$4,714,176
Average equity available to preferred stockholders	(550,000)
Average AOCI	(851,035)
Average common stockholders' equity excluding average AOCI	3,313,141
Impact of notable items on average common stockholders' equity excluding average AOCI	170,448
Average common stockholders' equity excluding average AOCI and notables	$3,483,589

Net income available to common stockholders	$673,374
Adjustments to arrive at non-GAAP operating loss available to common stockholders: (a)
Net realized gains/losses on financial assets, including credit losses	46,522
Change in fair value of derivatives and embedded derivatives - fixed index annuities	(960,337)
Income taxes	196,900
Non-GAAP operating loss available to common stockholders	(43,541)
Impact of notable items (b)	340,895
Non-GAAP operating income available to common stockholders, excluding notable items	$297,354

Return on Average Common Stockholders' Equity Excluding Average AOCI
Net income available to common stockholders	20.32%
Non-GAAP operating loss available to common stockholders	(1.31)%
Non-GAAP operating income available to common stockholders, excluding notable items	8.54%
Notable Items

Twelve Months Ended
March 31, 2021
Notable items impacting Non-GAAP operating loss available to common stockholders:
Impact of actuarial assumption updates	$340,895
Total notable items (b)	$340,895
(a)Adjustments to net income available to common stockholders to arrive at non-GAAP operating loss available to common stockholders are presented net of related adjustments to amortization of deferred sales inducements (DSI) and deferred policy acquisition costs (DAC) where applicable.
(b)Notable items reflect the after-tax impact to non-GAAP operating loss available to common stockholders for certain items that do not reflect the company's expected ongoing operations. Notable items include the impact from actuarial assumption updates, certain initial uncapitalized costs to establish the AEL 2.0 strategy, and initial non-deferred impacts related to reinsurance transactions. The presentation of notable items is intended to help investors better understand our results and to evaluate and forecast those results.